                                                                   EXHIBIT 10.19

                                  SHELTER PLAN
                               SERVICE AGREEMENT

         This AGREEMENT is entered into November, 1995, by and between Comptronix Corporation, a corporation organized and existing under the laws of the State of Delaware, having corporate offices in Brentwood, Tennessee, hereinafter referred to as CLIENT, and OFFSHORE INTERNATIONAL, INC., a corporation organized and existing under the laws of the State of Arizona, hereinafter referred to as OFFSHORE.

RECITALS:

         OFFSHORE has an existing established contractual relationships with Maquilas Teta Kawi S.A. de C.V., a Mexican corporation, for the furnishing of manufacturing space, labor, and services in Guaymas/Empalme, Sonora, Mexico, and has sufficient receiving warehouse space in Tucson, Arizona, for consolidation of shipments.

         CLIENT is desirous of using OFFSHORE'S services in connection with the manufacture of CLIENT'S products, all on the terms and conditions set forth herein.

AGREEMENTS:

                 ARTICLE I - MANUFACTURING AND WAREHOUSE SPACE

         A. Within ten (10) days after the execution of this agreement, CLIENT will deliver to OFFSHORE a complete list of CLIENT'S requirements for the Mexican Facility and all other requirements for CLIENT'S manufacturing operation. OFFSHORE will undertake the necessary steps to provide facilities in Mexico and the United States that meet CLIENT'S requirements, and will provide all necessary coordination between the Mexican contractors and CLIENT.

         B. CLIENT will provide OFFSHORE a written description of all CLIENT'S equipment to be used in its manufacturing process in Mexico, together with an explanation of all electrical requirements, not later than 30 days prior to the date scheduled for installation of electrical utilities at the Mexican Facility, as agreed to by the parties.

         C. OFFSHORE will make available to CLIENT, for its use in carrying out the manufacturing process in Mexico pursuant to this Agreement, a Mexican Facility that consists of approximately 30,000 square feet of manufacturing space for a period of twelve (12) months commencing November 1, 1995. In addition, OFFSHORE agrees to make available to CLIENT dock space that is sufficient for CLIENT'S receiving and shipping requirements. A compressor room, a chemical room, and a trash area are included in the manufacturing facility. A portion of the patio associated with the CLIENT'S space will be part of the CLIENT'S facility.

         D. OFFSHORE will provide an office for the CLIENT'S on-site manager within the Manufacturing Facility.

         E. Thirty (30) days prior to the scheduled date for commencement of its operations at the Mexican Facility pursuant to this Agreement, CLIENT may install in the Manufacturing Facility, its tools, machines, other equipment that is necessary or appropriate for its manufacturing process, and may stock the material, parts, and other property required in CLIENT'S manufacturing operations.

         F. OFFSHORE will also make available for CLIENT up to 1,000 square feet of shipping and receiving space at a facility in Tucson, Arizona. Additional warehouse space or office space may be negotiated separately. OFFSHORE shall make available to CLIENT warehouse personnel in Tucson at the rate of $15.00/hr. CLIENT shall be billed for this service per article VI.

         G. OFFSHORE will make available to CLIENT on or before the Contract Start Date approximately 3,000 square feet of office space within OFFSHORE'S Tucson facility located at 777 E. MacArthur Circle, Suite 1. Said space shall be provided on a year-to-year basis. The rental charge for the first 12 months shall be based on a rate of $.55 US per square foot per month. In addition, CLIENT shall pay an additional $180.00 per month as its pro rata share for the rental of the office "common areas including the lobby, conference room, bathrooms and cafeteria. The rental charge includes utilities, building common area charges and janitorial. All costs associated with the "move in" including phone systems will be the responsibility of CLIENT.

         H. OFFSHORE will make available to CLIENT on or before the Contract Start Date approximately 7,000 square feet of warehouse space within OFFSHORE'S Tucson facility located at 777 E. MacArthur Circle, Suite #5. Said space shall be provided on a year-to-year basis. The rental charge for the first 12 months shall be based on a rate of $.37 US per square foot per month. The rental charge includes utilities and common area charges.

         I. OFFSHORE will provide fire, casualty and such other insurance that it deems necessary or appropriate for the building that will be the site of CLIENT'S manufacturing operations in Mexico (the "Mexican Facility"). CLIENT will obtain and maintain any and all insurance that it deems necessary or appropriate for its material and equipment, whether located in the Mexican Facility or elsewhere. Upon CLIENT'S written request, OFFSHORE will acquire, through qualified brokers and at CLIENT'S expense, Mexican insurance covering CLIENT'S material and equipment.


                 ARTICLE II - SERVICES, REPAIR AND MAINTENANCE

         A. In addition to the foregoing, OFFSHORE agrees that the following items will be provided at the Mexican Facility during the term of this Agreement:

                 Lighting; electric power for light assembly equipment, power tools, machines, and appliances; toilet rooms; water and adequate supplies for toilet rooms; heating and cooling as appropriate.

         B.      OFFSHORE will furnish one (1) private telephone line and two
(2) extensions in the Mexican Facility. CLIENT agrees to reimburse OFFSHORE its actual cost for any additional private lines installed at CLIENT'S request.

         C. OFFSHORE will keep the Mexican Facility in good repair at all times, it being expressly understood and agreed that all maintenance and repairs of the premises will be the responsibility of OFFSHORE. However, the cleaning of the production area within the Mexican Facility will be the responsibility of CLIENT.

                              ARTICLE III - LABOR

         A. OFFSHORE agrees to provide for CLIENT'S screening, acceptance, and training, the personnel necessary to conduct CLIENT'S manufacturing operations under this Agreement.

         B. CLIENT will have the right to select from the potential workers provided by OFFSHORE, those who meet CLIENT'S minimum requirements. The labor force will include production line workers, material handlers, group leaders, and inspectors. In addition to the foregoing labor force, which will be paid on an hourly basis, OFFSHORE will provide CLIENT with a pool of workers from whom CLIENT can select such salaried personnel as CLIENT may deem necessary for the better implementation of this Agreement.

         Once CLIENT has accepted the workers, hourly or salaried, furnished by OFFSHORE, CLIENT will have full authority and responsibility to train, supervise, retain, and dismiss these workers. CLIENT represents, warrants and agrees that CLIENT has sole responsibility and authority for assuring that the manufacturing process and the products manufactured meet CLIENT'S standards for product quality.

         C. Since the workload hereunder may not be at a continuous and steady rate, it may become necessary from time to time to fluctuate the total work force utilized in CLIENT'S operations at the Mexican Facility. Accordingly, OFFSHORE agrees to use its best efforts to assist the CLIENT, when requested by CLIENT, in reducing the work force in order to minimize the labor charges to CLIENT hereunder.

         D. The labor rates paid by OFFSHORE to the Mexican workers are based on Mexican Labor Laws (as described in Exhibit "A" attached hereto) and include Social

Security, taxes, and all other benefits prescribed by Mexican Law. It is agreed that any increase in such wage caused by an act of the Government of Mexico, or by direction of the CLIENT, will be paid by CLIENT to OFFSHORE.

         E. OFFSHORE warrants that in providing CLIENT with personnel for the performance of this Agreement, it will in all respects conform to the laws, rules, regulations, and orders of appropriate Mexican governmental authorities.


                   ARTICLE IV - SHIPPING, CUSTOMS AND PERMITS

         A. United States' Customs and Duties: CLIENT will retain title to all of its materials, products, machinery, and equipment used in connection with its operations hereunder. Therefore, for U.S. Customs purposes, CLIENT will be the importer and exporter of record and will be responsible for all U.S. tariffs, duties, bonds, and U.S. Customs broker's charges.

         B. Mexican Customs and Duties: OFFSHORE will assist CLIENT in arranging with Mexican officials the passage of CLIENT'S goods and equipment to and from Mexico. CLIENT understands and agrees that, in order for OFFSHORE to be able to fulfill its obligations under this subparagraph, CLIENT must supply OFFSHORE, on a timely basis, with all pertinent information, including, without limitation, complete descriptions, make, model and serial numbers, weights, costs, and country of origin, in order for OFFSHORE to process the shipments and obtain the necessary permits on behalf of CLIENT. CLIENT will pay, promptly when due, all Mexican Customs tariffs, duties, bonds, and Mexican Customs broker's charges. CLIENT hereby acknowledges that it takes approximately thirty (30) days to obtain the initial Mexican permits once the application process is commenced. Special permits needed to meet CLIENT'S specific requirements may take a longer period of time.

         C. Administrative Services: OFFSHORE will provide necessary administrative services to effect shipment of material to and from Guaymas/Empalme, Sonora, Mexico.

         D. Reimbursable Expenses: All freight charges, customs and brokerage fees, tariffs, duties, other payments to the government of Mexico, and other costs and expenses incurred by OFFSHORE in the performance of its duties under this Agreement, are incurred for the account of CLIENT. CLIENT will reimburse OFFSHORE for all amounts so paid for its account in accordance with Article VI, subparagraph A.


                           ARTICLE V - FEES AND COSTS

         A. CLIENT agrees to pay the following fees during the term of this Agreement.

                 (i) Facilities Fee. A fee (the "Facilities Fee") of $.42/sq. ft. for each month of CLIENT'S use of the Mexican Facility. The Facilities Fee will be due and payable in weekly installments.

                 [(ii)    Intentionally omitted.]

                 (ii) Shelter Plan Fee. CLIENT agrees to pay OFFSHORE a weekly fee for its services hereunder (the "Shelter Plan Fee"), which will be comprised of the following two components:

                          (1)     The Non-Salaried Worker Component will be
calculated by multiplying 1) the number of actual hours worked during the week by CLIENT in its manufacturing process, by 2) the applicable hourly rate set forth in the following schedule.

                       Offshore Shelter Plan Fee Schedule

                                per Worker Hour*
Start-up Phase:
January 2, 1996 - April 26, 1996

    MONTH                SHELTER RATE                          MINIMUM BILLING
  ---------------------------------------------------------------------------------------
  January               $1.37 per hour              $5,000 per month/$1154 per week
                                                    (approx 18 direct average per month)

  February-April        $1.37 per hour              $10,000 per month/$2308 per week
                                                    (approx 36 direct average per month)

         May 1996, the following contract prices will be in effect, with a $10,000 minimum per month/ $2308 per week (approx 33 direct average per month)

                  No of Employees             Shelter Plan Fee
                  --------------------------------------------
                  1-100                       $1.50 per hour

                  101-200                     $1.37 per hour

                  201-300                     $1.17 per hour

                  301-400                     $1.02 per hour

                  401-500                     $0.82 per hour

                  501-750                     $0.77 per hour

                  751-1000                    $0.67 per hour

                  (2) The Salaried Worker Component will be calculated at the rate of $___0___ per salaried worker per month.





     *CLIENT agrees that the rate to be used to determine weekly Shelter Plan Fee will be the rate applicable to the highest number of non-salaried workers employed in connection with the manufacture of CLIENT'S products during any single day of the week for which payment is being calculated.

         B. Reimbursable Costs. CLIENT further agrees to reimburse OFFSHORE for the following costs and charges incurred by OFFSHORE in connection with this Agreement in accordance with the procedures described in Article VI hereof:

                 (i) All payments made by OFFSHORE, for CLIENT'S account, to all workers utilized by CLIENT for the performance of this Agreement. CLIENT understands and agrees that the payments to workers will be comprised of wages and fringe benefits. An example of the composition of the wages and fringe benefits is set forth on Exhibit "A" attached hereto, which uses the May 1995 entry level wage. The actual amount of wages and fringe benefits (the "Weekly Compensation Amount") will be computed weekly, and the corresponding amount to be reimbursed to OFFSHORE will be based on the U.S. dollar-Mexican peso exchange rate at which OFFSHORE purchased pesos from a reputable financial institution for the applicable week.

         CLIENT further agrees to reimburse OFFSHORE for any overtime hours authorized by CLIENT at the overtime premium paid by OFFSHORE for CLIENT'S account. Overtime payments will be calculated by the sum of (1) the applicable Shelter Plan Fee, and (2) the wages and fringe benefits multiplied by 2 for double time (or multiplied by 3 for triple time).

         Double time Example for the 201-300 worker range:

                 $1.17 + .748 + .748 = $2.666

         Triple time Example for the 201-300 worker range:

                 $1.17 + .748 + .748 = $3.414

                 (ii) All costs incurred by OFFSHORE in connection with services provided at CLIENT'S written request that are not otherwise referred to herein. CLIENT'S request for additional services must be made in writing on CLIENT'S "Purchase Requisition" form and must be signed by CLIENT'S representative.

                 (iii) The cost of electrical power consumed by CLIENT in the Mexican facility. OFFSHORE (at CLIENT'S cost) shall coordinate the installation of an electrical meter for the facility.

                 (iv) All other payments made by OFFSHORE, for CLIENT'S account, in the performance of this Agreement.

         C. Worker Termination Costs. CLIENT will have the sole responsibility to pay any and all costs associated with the severance or termination of any and all workers, including production line workers, material handlers, group leaders and inspectors, supervisory workers, monthly salaried administrative, technical workers and confidential workers hired at the request of the CLIENT. CLIENT will reimburse OFFSHORE for any and all costs that OFFSHORE incurs in connection with the severance or termination of any workers.

         D. Unless otherwise specifically stated herein, all monetary units referred to herein are U.S Dollars. All amounts payable to OFFSHORE hereunder are to be paid in U.S. Dollars.

                       ARTICLE VI - INVOICES AND PAYMENT

         A. OFFSHORE will submit invoices for amounts that it is owed under this Agreement to CLIENT on a weekly basis.

         B.      Each invoice will contain the following information:

                 (i) The total number of basic, non-overtime hours worked during the relevant week;

                 (ii) The total overtime hours and the associated overtime premium cost; and

                 (iii) A summary of costs incurred by OFFSHORE for the CLIENT'S account pursuant hereto, including, but not limited to, a) freight for moving CLIENT'S materials, equipment, and finished products across the border;
b) Mexican brokerage charger; and c) supplies.

         C. Each invoice will be accompanied by paid receipts or third party invoices for costs incurred by OFFSHORE for CLIENT'S account pursuant to this Agreement and for which OFFSHORE is seeking reimbursement. Additionally, with respect to costs incurred by OFFSHORE in Mexico (other than freight and customs charges), the invoice will be accompanied by a document signed by CLIENT'S on-site representative, whose signature will conclusively signify the accuracy of (i) the number of basic and overtime hours worked during the relevant work week, (ii) the number of salaried and non-salaried workers utilized during the relevant period, and (iii) the costs incurred in Mexico (other than freight and customs charges) for which reimbursement is sought in the invoice. The approval of such Mexican costs, as evidenced by the signature of CLIENT'S on-site representative, will constitute the binding agreement of CLIENT to reimburse OFFSHORE for the such approved Mexican costs.

         D. CLIENT hereby agrees to pay OFFSHORE the amount of each such invoice within 10 days after the date of such invoice. If any portion of the invoice is disputed by CLIENT, CLIENT agrees that it will pay the undisputed portion of the invoice as if there were no such dispute about the remainder of the invoiced amount.


                       ARTICLE VII - TERM AND TERMINATION

         A. The term of this Agreement is for a period of one (1) year commencing on the Contract Start Date.

         B. This Agreement may be terminated by CLIENT at any time during the first year of the term of this Agreement by giving OFFSHORE ninety (90) days written notice of its intention to terminate. At the time of giving such notice, CLIENT will pay OFFSHORE a termination fee equal to the immediately preceding 90-day billing for the Shelter Plan Fee and the Facilities Fee under
Article V hereof. The parties agree that OFFSHORE will suffer damages as a result of CLIENT'S early termination of this Agreement, and that such damages will be difficult to accurately quantify. The termination fee is intended to approximate the damages to be suffered by OFFSHORE as a result of such termination and not as a penalty.

                         ARTICLE VIII - OPTION TO RENEW

         A. As long as there has not theretofore occurred an event of default hereunder, CLIENT may renew this Agreement for four separate, additional periods of one (1) year each. CLIENT may exercise its right to renew this Agreement for the next succeeding year by giving OFFSHORE written notice of its intention no fewer than one hundred twenty (120) days prior to the then scheduled expiration of the Agreement.

         B. Within ten (10) business days after receipt of CLIENT'S notice of its intention to renew this Agreement, OFFSHORE will notify CLIENT of the Shelter Plan Fee that will be applicable during the renewal term. The increase will be determined in accordance with the procedure set forth herein and will equal the percentage increase, if any, in the cost of living for the preceding year based upon the United Sates Consumer Price Index - All Items - U.S. City Average, All Urban Consumers issued by the Bureau of Labor Statistics of the United States Department of Labor (the base year and price for said Index in 1967 equals 100). In the event the Index ceases to be published, the most comparable substitute shall be used thereafter as selected by the mutual agreement of the parties.

         C. This Agreement may not be terminated by CLIENT during any renewal term of this Agreement without the consent of OFFSHORE.

                          ARTICLE IX - INDEMNIFICATION

         CLIENT hereby indemnifies, and agrees to protect, defend and hold OFFSHORE harmless against all demands, obligations, claims, costs, expenses, judgments, awards and liabilities of any nature, claimed or asserted by any person, and against all losses in any way suffered, incurred, or paid or that may be suffered, incurred, or paid by OFFSHORE as a result of, or in any way arising out of, or consequential to (i) the design, manufacture, use, delivery, consumption, or integration into other products of any of CLIENT'S products, whether such demands, obligations, claims, liabilities, or losses arise in the context of products liability or otherwise, or (ii) other than whatever may be caused by OFFSHORE'S gross negligence or willful misconduct, any injury to, or death by any person or loss or damage to property on or about the Mexican Facility.


                    ARTICLE X - LAWS, RULES AND REGULATIONS

         OFFSHORE agrees to comply, and warrants that it will exert its best efforts to cause its subcontractors to comply, with all of the laws, rules, and regulations of governmental authorities of Mexico.


                          ARTICLE XI - APPLICABLE LAW

         This Agreement will be interpreted and construed in accordance with, and will be governed by, the laws of the State of Arizona.

                       ARTICLE XII - OWNERSHIP, BAILMENT

         All right, title, and interest to materials, products, machinery, tools and equipment used in connection with CLIENT'S manufacturing process at the Mexican Facility will remain at all times the property of CLIENT. If and to the extent that OFFSHORE takes possession of any such materials, products, machinery, tools, or equipment, it does so as bailee on behalf of CLIENT. At no time will OFFSHORE be deemed to have any ownership interest in such property.


                           ARTICLE XIII - SUBCONTRACT

         Without in any way relieving it of any obligation or duty otherwise undertaken hereunder, OFFSHORE will have the right to enter into a subcontract with Maquilas Teta Kawi S.A. de C.V., a Mexican corporation, to provide services hereunder in Mexico.


                     ARTICLE XIV - CONFIDENTIAL INFORMATION

         The parties acknowledge and agree that the performance of this Agreement by either of them, or of any subcontractor of either of them, will not entail the disclosure, whether voluntary or involuntary, by either party to the other of any trade secrets or any proprietary or confidential information. In the event that at any time during the term of this Agreement either party proposes to disclose to the other party, or to utilize in connection with its operations under this Agreement, any such trade secret or proprietary or confidential information, the disclosing party will promptly notify the other party prior to making such disclosure or utilization. The parties agree that, promptly after the receipt of such notice, they will negotiate an amendment hereto providing for safeguarding such trade secret or proprietary or confidential information.


                            ARTICLE XV - ARBITRATION

         Any controversy arising between the parties or any person claiming under either of them relating to this Agreement or the performance or breach of any provisions hereof will be settled by arbitration in Pima County, Arizona, in accordance with the governing rules of the American Arbitration Association; provided, however, the parties will be entitled to pursue all the discovery that would be available to them under, and in accordance with the rules, applicable to actions in the Superior Court of Pima County, Arizona.

         Each party will be entitled to, and promptly after receipt of notice of the filing of an arbitration claim, will appoint a person to act as arbitrator from a panel of qualified arbitrators of the American Arbitration Association. The two selected arbitrators will promptly appoint a third arbitrator.

         Judgment may be entered by any court of competent jurisdiction upon any award or decree made by the arbitrators. The prevailing party in any such matter will be entitled to recover its costs and expenses, including attorneys' fees, from the non-prevailing party.

         Nothing contained in this Article XVI will limit the right of any party to exercise self help remedies or to obtain any provisional or ancillary remedies, including, but not limited to, injunctive relief or appointment of a receiver, from a court of competent jurisdiction.

                         ARTICLE XVI - TIMING; SECURITY

         A.      Time is of the essence hereof of this Agreement.

         B. CLIENT hereby agrees to deposit with OFFSHORE at the time of execution of this Agreement the amount of $12,000.00 (the "Security Deposit"), which OFFSHORE may use, from time to time and in OFFSHORE'S sole discretion, to pay amounts to be reimbursed by CLIENT hereunder. CLIENT is not hereby relieved of the responsibility to pay all reimbursable costs when requested by OFFSHORE in accordance with this Agreement. Any amount so reimbursed after OFFSHORE has used the Security Deposit to pay such reimbursable cost, will be used by OFFSHORE to replenish the Security Deposit. OFFSHORE may intermingle the Security Deposit with its own funds and it not required to pay interest thereon. As long as no Event of Default, then exists hereunder, OFFSHORE will release the Security Deposit to CLIENT at the termination of this Agreement.


                      ARTICLE XVII - DEFAULTS AND REMEDIES

         If CLIENT fails to pay or perform its duties in strict compliance with this Agreement, such failure by CLIENT will, at OFFSHORE'S sole discretion and without notice, be considered to be an Event of Default hereunder. Upon the occurrence of an Event of Default, OFFSHORE, as secured party shall have such rights and remedies as provided under the Uniform Commercial Code as adopted in the State of Arizona, and shall be entitled to exercise a right of offset. CLIENT expressly agrees that OFFSHORE may pursue its remedies in person or through its agents, including, without limitation, Maquilas Teta Kawi S.A. de C.V., a Mexican corporation. No failure or delay on the part of OFFSHORE to exercise any such right, power or remedy and no notice or demand which may be given to or made upon CLIENT by OFFSHORE with respect to any such remedies shall operate as a waiver thereof, or limit or impair OFFSHORE'S right to take any action or to exercise any power or remedy hereunder, without notice or demand, or prejudice its rights as against CLIENT in any respect.


                  ARTICLE XVIII - SALES AND BUSINESS REFERRALS

         It is recognized by both parties that CLIENT'S primary business in Contract Manufacturing services is the assembly and test of electronic products including printed circuit board assemblies and other functional assemblies for OEM customers.

         Similarly, both parties understand that OFFSHORE and it's NAMCO affiliate provides Contract Manufacturing Services in mechanical, molded, and electrical piece parts including cables and harnesses, but not printed circuit board assemblies.

         It is agreed that either party may discover and direct sales leads to the other party for their mutual benefit. CLIENT, at its option, may act as the prime contractor, and if mutually beneficial to both parties and CLIENT'S customers, utilize NAMCO for various piece part sub-contract services.

         Similarly, OFFSHORE and NAMCO may direct its customers and sales leads where possible, to utilize CLIENT'S Empalme or USA services.

         CLIENT will develop a Sales Commission/Finders Fee Agreement with OFFSHORE Sales Representatives firms, provided the arrangement is in CLIENT'S best interests and is not in conflict with existing CLIENT Sales
Representatives customers and regions. OFFSHORE





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

may develop a Sales Commission/Finders Fee Agreement with CLIENT Sales Representative firms on any leads they may direct to OFFSHORE and NAMCO for its sole benefit.

         The Sales and Marketing Departments of CLIENT and OFFSHORE shall coordinate the above agreements and will also work to refer leads to each other for their mutual benefit.


                         ARTICLE XIX - ENTIRE AGREEMENT

         The terms and provisions contained herein constitute the entire Agreement between the parties and supersede all previous communications and understandings, either oral or written, between the parties hereto with respect to the subject matter hereof. No agreements or understandings varying or extending the terms of this Agreement will be binding upon either party hereto unless in writing signed by a duly authorized officer or representative thereof of each party.





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

         IN WITNESS WHEREOF, the parties hereto execute this Agreement on

12/11/95  (date).
- --------
         For purposes of this Agreement, the CONTRACT START DATE shall be

12/11/95  (date).
- --------
                                        OFFSHORE INTERNATIONAL, INC.

                                        an Arizona corporation

                                        /s/  Duane N. Boyett
                                        -----------------------------------
                                        Duane N. Boyett
                                        Chairman / C.E.O.


                                                                      [Offshore]


                                     COMPANY: Comptronix Corp.
                                             ------------------------------


                                        By: /s/ E. Townes Duncan
                                           --------------------------------
                                        Its: Chairman & CEO
                                            -------------------------------

                                                                   [Client]

                        DIRECT WAGE & FRINGE CALCULATION

                                                                       Exhibit A

- -------------------------------------------------------------------------------------------------------------
 DIRECT WAGE & FRINGE CALCULATION
 OFFSHORE INTERNATIONAL INC.                                                            ** CONTRACT SAMPLE **
- -------------------------------------------------------------------------------------------------------------

 Rate of Exchange                                                                                   6.0000
 Daily Summary                                                                                     21.98
- -------------------------------------------------------------------------------------------------------------
 Working Days:                               300.000                  6594.000

 Paid Sundays:                                52.000                  1142.960

 Paid Holidays:                                7.000                   153.860

 Paid Vacations:                               6.000                   131.880

 Paid Vacation Bonus:                          1.500                    32.970

 Paid Christmas Bonus:                        15.000                   329.700

 Paid Profit Sharing:                          6.000                   131.880

 Total Gross Salary                                                                              8517.250
- -------------------------------------------------------------------------------------------------------------

 Social Security Tax:                        16.6907%                 1421.589

 Federal Labor Tax:                           0.0000%                    0.000

 Housing Tax:                                 5.0000%                  425.863

 SAR Tax:                                     2.0000%                  170.345

 State Tax:                                   2.0000%                  170.345

 UNISON Tax:                                  0.2000%                   17.035

 JPB Tax                                      0.3000%                   25.552

 Total Taxes:                                                                                    2230.727
- -------------------------------------------------------------------------------------------------------------
 Total Pay and Total Taxes                                                                      10747.977

 Absenteeism                                  1.0731                                               23.587
- -------------------------------------------------------------------------------------------------------------

 Fully Fringed Pesos                                                                                4.488/Hr.

 Fully Fringed Dollars                                                                              0.748/Hr.
- -------------------------------------------------------------------------------------------------------------

         The foregoing wages and benefits are subject to change resulting from government action.





                                       21